SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): October 1, 2004


                              STATION CASINOS, INC
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             (Exact name of registrant as specified in its charter)


      Nevada                           000-21640             88-0136443
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(State or other jurisdiction           (Commission        (I.R.S. Employer of
incorporation)                         File Number)       Identification No.)

2411 West Sahara Avenue, Las Vegas, Nevada                       89102
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(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code: (702) 367-2411
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                                       N/A
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          (Former name or former address, if changed since last report)




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Item 2.01.  Completion of Acquisition or Disposition of Assets

Station Casinos, Inc. ("Station") today announced it has purchased the real property and improvements formerly known as the Castaways Hotel, Casino and Bowling Center in Las Vegas, Nevada, for $33.75 million. The Castaways closed on January 26, 2004, shortly after its former owners filed for bankruptcy.

"We are pleased to add this approximately 26-acre site to our portfolio of gaming-entitled parcels in the Las Vegas area," said Glenn Christenson, executive vice president and chief financial officer of Station. "Our purchase of this parcel of land is consistent with our long-term strategy of acquiring gaming-entitled sites throughout the valley," said Christenson.

"It's clear that the existing facility is not competitive in its current state, so we are currently evaluating the property. Until we finish our evaluation, it is premature to discuss our plans for the sight," stated Christenson.

Station Casinos owns and operates Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Casino and Wild Wild West Gambling Hall & Hotel in Las Vegas, Nevada, Texas Station Gambling Hall & Hotel and Fiesta Rancho Casino Hotel in North Las Vegas, Nevada, and Sunset Station Hotel & Casino, Fiesta Henderson Casino Hotel, Magic Star Casino and Gold Rush Casino in Henderson, Nevada. Station also owns a 50 percent interest in both Barley's Casino & Brewing Company and Green Valley Ranch Station Casino in Henderson, Nevada and a 6.7 percent interest in the Palms Casino Resort in Las Vegas, Nevada.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Station Casinos, Inc.



Date:    October 1, 2004        By: /s/
                                   -----------------------------------------
                                   Glenn C. Christenson
                                   Executive Vice President, Chief
                                   Financial Officer, Chief   Administrative
                                   Officer and Treasurer